Exhibit 10.05


                                SCANA CORPORATION

                     DIRECTOR COMPENSATION AND DEFERRAL PLAN



                                 January 1, 2001







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                                SCANA CORPORATION

                     DIRECTOR COMPENSATION AND DEFERRAL PLAN


                                TABLE OF CONTENTS

                                                                         Page



SECTION 1.  ESTABLISHMENT AND PURPOSE......................................1

   1.1   ESTABLISHMENT OF THE PLAN.........................................1
   1.2   PURPOSE OF THE PLAN...............................................1

SECTION 2.  DEFINITIONS....................................................2

   2.1   DEFINITIONS.......................................................2
   2.2   GENDER AND NUMBER.................................................4

SECTION 3.  ELIGIBILITY AND PARTICIPATION..................................5

   3.1   ELIGIBILITY.......................................................5
   3.2   ELECTION OF COMPENSATION PAYMENT..................................5
   3.3   PAYMENT OF COMPANY STOCK..........................................5
   3.4   STOCK.............................................................6
   3.5   ISSUANCE OF COMPANY STOCK.........................................6
   3.6   EFFECT OF STOCK DIVIDENDS AND OTHER CHANGES IN CAPITAL STRUCTURE..6
   3.7   LIMITATION ON OWNERSHIP...........................................6

SECTION 4.  ELECTION TO DEFER..............................................8

   4.1   DEFERRAL ELECTION.................................................8
   4.2   DEFERRAL PERIOD...................................................8
   4.3   ELECTION TO DEFER A PREVIOUSLY DEFERRED AMOUNT....................8

SECTION 5.  CREDITING AND INVESTMENT OF DEFERRALS.........................10

   5.1   DCD LEDGER.......................................................10
   5.2   ADJUSTMENT OF AMOUNTS CREDITED TO GROWTH INCREMENT LEDGER........10
   5.3   ADJUSTMENT OF AMOUNTS CREDITED TO COMPANY STOCK LEDGER...........10
   5.4   DEEMED INVESTMENTS NOT ACTUAL INVESTMENTS........................10
   5.5   CHARGES AGAINST DCD LEDGER.......................................11

SECTION 6.  PAYMENT OF DEFERRED AMOUNTS...................................12

   6.1   PAYMENT OF DEFERRED AMOUNTS......................................12
   6.2   MANNER OF PAYMENT................................................12
   6.3   FORM OF PAYMENT..................................................12
   6.4   ACCELERATION OF PAYMENTS.........................................13
   6.5   FINANCIAL EMERGENCY..............................................13

SECTION 7.  BENEFICIARY DESIGNATION.......................................14

   7.1   DESIGNATION OF BENEFICIARY.......................................14
   7.2   DEATH OF BENEFICIARY.............................................14
   7.3   INEFFECTIVE DESIGNATION..........................................14

SECTION 8.  CHANGE IN CONTROL PROVISIONS..................................16

   8.1   ACCELERATED DISTRIBUTIONS UPON CHANGE IN CONTROL.................16
   8.2   TAX COMPUTATION..................................................16
   8.3   NO SUBSEQUENT RECALCULATION OF TAX LIABILITY.....................16
   8.4   SUCCESSORS.......................................................17
   8.5   AMENDMENT AND TERMINATION AFTER CHANGE IN CONTROL................17

SECTION 9.  GENERAL PROVISIONS............................................18

   9.1   CONTRACTUAL OBLIGATION...........................................18
   9.2   UNSECURED INTEREST...............................................18
   9.3   "RABBI"TRUST.....................................................18
   9.4   NONALIENATION OF BENEFITS........................................18
   9.5   SEVERABILITY.....................................................19
   9.6   NO INDIVIDUAL LIABILITY..........................................19
   9.7   APPLICABLE LAW...................................................19

SECTION 10.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION...............20

   10.1  IN GENERAL.......................................................20
   10.2  CLAIMS PROCEDURE.................................................20
   10.3  FINALITY OF DETERMINATION........................................20
   10.4  DELEGATION OF AUTHORITY..........................................20
   10.5  EXPENSES.........................................................20
   10.6  TAX WITHHOLDING..................................................20
   10.7  INCOMPETENCY.....................................................20
   10.8  ACTION BY COMPANY................................................21
   10.9  NOTICE OF ADDRESS................................................21
   10.10 AMENDMENT AND TERMINATION........................................21

SECTION 11.  EXECUTION....................................................22





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                                                         1


                                SCANA CORPORATION

                     DIRECTOR COMPENSATION AND DEFERRAL PLAN

                      SECTION 1. ESTABLISHMENT AND PURPOSE


1.1 Establishment of the Plan. SCANA Corporation (the "Company") established the SCANA Corporation Nonemployee Director Stock Plan, effective as of January 1, 1997. Effective as of January 1, 2001, the plan is renamed the "SCANA Corporation Director Compensation and Deferral Plan" (hereinafter called the "Plan") and amended and restated to include a deferred compensation component.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors, as defined in Section 2(r) herein, to those of the Company's shareholders and to attract and retain Nonemployee Directors of outstanding competence by mandating that sixty percent (60%) (plus a round-up amount in lieu of any fractional share) of the Retainer Fee of each Participant as defined in
         Section 2(u) herein, be paid in Company Stock, unless such amount is voluntarily deferred to a future date in accordance with the Plan's terms. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any replacement rule in effect from time to time ("Rule 16b-3"). The Plan also provides a means by which Nonemployee Directors may defer certain additional amounts to some future period.



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                                              SECTION 2.  DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a)      "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (c)   "Beneficiary"   means  any  person  or  entity   who,   upon  the
         Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 7 hereof.

         (d) "Board of Directors" means the board of directors of the Company.

         (e) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Company;

                  (ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan) there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935 (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Company's voting shares of capital stock; or

                  (iv) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (f) "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Company" means SCANA Corporation, a South Carolina corporation, or any successor thereto.

         (h) "Company Stock" means the no par value common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

         (i) "Company Stock Ledger" means an appropriate bookkeeping record established in the DCD Ledger for which amounts credited are converted into hypothetical credited shares of Company Stock.

          (j) "Compensation" means Retainer Fees, meeting attendance fees and conference fees payable to such a Participant during a Service Period by the Company.

         (k) "Director" means an individual who is a member of the Board of Directors.

         (l) "DCD Ledger" means an appropriate bookkeeping record which shall be established for each Participant which shall reflect: (1) the amounts deferred on behalf of each Participant; and (2) the crediting of deemed investments (and hypothetical earnings on those deemed investments) with respect to amounts deferred on behalf of each Participant.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Fair Market Value" of Company Stock shall mean:

                  (i) if the Company Stock is original issue stock, the average of the high and low sale prices of a share of the Company Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading date immediately preceding the date Company Stock is awarded to a Participant;

                  (ii) if the Company Stock is purchased on the open market, the cost incurred by the Company to purchase such Company Stock;

                  (iii) in the case of any distribution, the closing price for shares of Company Stock on the New York Stock Exchange on the date of distribution; and

                  (iv) in the case of any other transaction hereunder designed to track the investment or reinvestment of Company Stock, the closing price for shares of Company Stock on the New York Stock Exchange on the measuring date.

         (o) "Growth Increment" means the amount of interest credited to amounts credited to a Participant's Growth Increment Ledger.

         (p) "Growth Increment Ledger" means an appropriate bookkeeping record established in the DCD Ledger for which amounts are credited with Growth Increments.

         (q) "Investor Plan" means the SCANA Investor Plus Plan.

         (r) "Nonemployee Director" means a Director who is not currently employed by the Company or any subsidiary of the Company (without regard to whether such individual was previously employed by the Company).

         (s)  "Participant"   means  a  Nonemployee   Director   satisfying  the
eligibility requirements of Section 3.

         (t) "Plan" means the SCANA Corporation Director Compensation and Deferral Plan.

         (u) "Retainer Fees" means the amount of compensation payable to each Participant with respect to services rendered to the Company as a Director for the Service Period. Such term does not include fees for attending meetings of the Board of Directors or committees of the Board of Directors and also does not include conference fees.

         (v) "Rule 16b-3" means Rule 16b-3 of the Act, as amended, or any replacement rule in effect from time to time.

         (w) "Service Period" means a calendar year.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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                                     SECTION 3.  ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. All Nonemployee Directors shall automatically be eligible to participate in this Plan.

3.2      Election of Compensation Payment.

         (a) Unless otherwise deferred in accordance with Section 4, sixty percent (60%) of each Participant's Retainer Fee amounts shall be paid to the Participant as soon as practicable after the beginning of each calendar quarter (as determined by the Board of Directors (or its delegate)) and such payment shall be made entirely in shares of Company Stock.

         (b) Unless otherwise deferred in accordance with Section 4, the remaining forty percent (40%) of each Participant's Retainer Fee as well as one hundred percent (100%) of each Participant's meeting attendance and conference fees shall be paid to the Participant at such times determined by the Board of Directors or its delegate. Within a reasonable period of time before any amounts are paid under this
         Section 3.2(b), each Participant shall elect (in accordance with procedures established by the Board of Directors or its delegate) whether to receive the amounts otherwise payable under this Section 3.2(b) all in cash or all in shares of Company Stock.

         (c) With respect to all payments in Company Stock under this Section 3.2, and subject to Section 3.3, each Participant shall be entitled to a number of shares of Company Stock equal to the smallest number of whole shares of Company Stock which, when multiplied by Fair Market Value would equal no less than the equivalent amount of Compensation otherwise payable to the Participant. Any remaining amounts owed shall be paid in cash.

3.3 Payment of Company Stock. In connection with amounts to be paid during a Service Period under Section 3.2 which are paid in the form of Company Stock, each Participant may elect to have the shares of Company Stock to be issued to him pursuant to the Plan during the Service Period registered in his name. In such case, all shares of Company Stock to be paid shall be issued as promptly as practicable after the amounts are otherwise payable. If a Participant does not make such an election, all shares issued pursuant to the Plan during the Service Period will be deposited into an account in his name in the Investor Plan. If the Participant is elected to be a Nonemployee Director during the Service Period, the election to have the shares registered in his name may be made at any time between his election and the next regularly scheduled Board of Directors' meeting. All cash dividends paid on shares deposited in the Investor Plan will be reinvested in additional shares of Company Stock unless the Participant notifies the Investor Plan in accordance with the terms thereof that he does not want to reinvest such dividends. During the last quarter of each calendar year in which there is a change in the prospectus for the Investor Plan, all Participants who have not been provided previously with a copy of such changed prospectus shall be provided with a copy of the then-current prospectus. In addition, each newly-elected Participant who is not a participant in the Investor Plan shall be given an Investor Plan prospectus shortly after his election.

3.4 Stock. Company Stock issued pursuant to the Plan may be either original issue or stock purchased on the open market. The Company has reserved an aggregate of 100,000 shares of original issue Company Stock for issuance pursuant to the Plan and has registered 100,000 shares with the Securities and Exchange Commission on a Form S-8. The maximum number of shares that may be issued pursuant to this Plan is 100,000 shares subject to adjustment as provided in Section 3.6. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

3.5 Issuance of Company Stock. Notwithstanding anything in this Plan to the contrary:

         (a) The Company shall not be required to issue or deliver any certificate for shares of Company Stock to a Participant before (i) such shares have been admitted to listing on the New York Stock Exchange, (ii) the Company has received any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable and (iii) the Company is satisfied that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. Until the Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

         (b) If at any time there may not be sufficient shares available under the Plan to permit the awards of Company Stock, the awards shall be reduce pro rata (to zero, if necessary) so as not to exceed the number of shares then available for issuance under the Plan.

3.6 Effect of Stock Dividends and Other Changes in Capital Structure. Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan, as well as to any deferred amounts credited to a Participant's Company Stock Ledger and any other relevant provisions of the Plan, if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capital stock
         (including, but not limited to, the creation or issuance to shareholders generally of rights, options, or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share. Any adjustments shall be made in a manner consistent with Rule 16b-3. Any such adjustments shall neither enhance nor diminish the rights of a Participant and the Company shall pay all costs of administering the Plan, including all commissions with respect to open market purchases.

3.7 Limitation on Ownership. No single officer or director may acquire under the Plan more than one percent of the shares of Company Stock outstanding at the time the Plan is adopted. In addition, together with all plans of SCANA Corporation (not otherwise exempt from shareholder approval under Rule 312.03 of the New York Stock Exchange) this Plan shall not authorize the issuance of more than five percent of Company Stock outstanding at the time the Plan is adopted.


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                                           SECTION 4.  ELECTION TO DEFER


4.1      Deferral  Election.  Subject to the  conditions set forth in this Plan,
         and  such  procedures   established  by  the  Board  of  Directors,   a
         Participant may elect to defer amounts of Compensation as follows:

          (a) At least 10 days before the beginning of each Service Period, a Participant irrevocably may elect, by written notice to the Company's Secretary (or his designee), to defer a portion of his Compensation for such Service Period. In the case of a Participant elected to the Board of Directors during the Service Period, the Participant may elect, within 30 days of his election to the Board of Directors, to defer a portion of his Compensation payable subsequent to his election. Such election shall specify either that:

                  (i) the Participant elects to defer one hundred percent (100%) of his Compensation and designates that all such deferrals shall be credited to the Company Stock Ledger on his behalf; or

                  (ii) the Participant elects to defer up to forty percent (40%) of his Retainer Fee and up to one hundred percent (100%) of his meeting attendance and conference fees and designates that all such deferrals shall be credited on his behalf one hundred percent (100%) to the Growth Increment Ledger or one hundred percent (100%) to the Company Stock Ledger.

          (b) The deferral election specified in (a) above shall be applied to the Participant's Compensation for each Service Period to which the deferral election applies.

         (c) If a Participant makes a deferral election under Section 4.1(a) whereby amounts are credited to the Company Stock Ledger on his behalf, such Participant shall also elect, in conjunction with that deferral election, whether amounts equal to dividends attributable to shares of Company Stock credited to his Company Stock Ledger shall be paid directly to him in cash or deemed reinvested pursuant to Section 5.3.

4.2      Deferral  Period.  With respect to deferrals  made in  accordance  with
         Section 4.1, each Participant must elect a deferral period for each annual deferral. Subject to the additional deferral provisions of
         Section 4.3 and the acceleration provisions of Section 6.4, a Participant's deferral period may be for a specified number of years or until a specified date, subject to any limitations that the Board of Directors (or its delegate) in its discretion may choose to apply.

4.3      Election to Defer a Previously Deferred Amount.

         (a) Subject to the acceleration provisions of Section 6.4, a Participant may request that the Board of Directors (or its delegate) approve an additional deferral period of at least twelve (12) months with respect to any previously deferred amount. Any such request must be made by written notice to the Board of Directors (or its delegate) at least twelve (12) months before the expiration of the deferral period for any previously deferred amount with respect to which an additional deferral election is requested. Such additional deferral election request may be made for each separate deferral previously made.

               (b) Notwithstanding the additional deferral election requests made by the Participant pursuant to Subsection 4.3(a) above, neither the deferral period elected nor the related manner of payment elected shall be automatically binding upon the Company by the mere fact of the election requests having been made. The Board of Directors (or its delegate) shall review each such election submitted and determine whether or not it is in the best interest of the Company to accept the elections as submitted. Such Board of Directors (or delegate) review will be made on a case-by-case basis and all determinations shall be made by the Board of Directors (or its delegate) in its sole and complete discretion after consideration of such factors as it deems relevant, including broad economic and policy implications to the Company of approving any request. The Board of Directors, or its delegate, shall notify each Participant in writing within the first sixty (60) days of the twelve (12) month period noted in Section 4.3(a) above as to whether the deferral period and related manner of payment elections are accepted by the Board of Directors as submitted, and if not, the terms upon which such elections would be accepted; in the latter instance, the Participant shall, no later than on the seventy-fifth (75th) day of the twelve (12) month period noted in Section 4.3(a), inform the Board of Directors (or its delegate) in writing of his acceptance or rejection of the terms proffered by the Board of Directors (or its delegate). All determinations made by the Board of Directors or its delegate shall be final and binding on all parties.



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                SECTION 5. CREDITING AND INVESTMENT OF DEFERRALS

5.1 DCD Ledger. The Board of Directors shall establish for each Participant a DCD Ledger which shall reflect the amounts deferred on behalf of each Participant. In the sole discretion of the Board of Directors, one or more appropriate bookkeeping records shall be established in the DCD Ledger to reflect the deemed investments (and hypothetical earnings) made by each Participant in accordance with this Section 5 which shall include, but not be limited to, the Company Stock Ledger and the Growth Increment Ledger.

5.2 Adjustment of Amounts Credited to Growth Increment Ledger. All deferrals credited to each Participant's Growth Increment Ledger will be credited with Growth Increments based on the prime interest rate charged from time to time by the Wachovia Bank, N.A. The Board of Directors will have the authority to change the interest rate that may be applied to the Growth Increment Ledger. The Participant's Growth Increment Ledger shall be credited on the first day of each calendar quarter, with a Growth Increment computed on the average balance in the Participant's Growth Increment Ledger during the preceding calendar quarter. The Growth Increment shall be equal to the amount in said Growth Increment Ledger multiplied by the average interest rate selected by the Board of Directors during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth Increments will continue to be credited until all of a Participant's benefits have been paid out of the Plan.

5.3 Adjustment of Amounts Credited to Company Stock Ledger. All deferrals credited to each Participant's Company Stock Ledger will be converted into hypothetical credited shares of Company Stock based on the Fair Market Value of the Company Stock on the date the deferrals would otherwise have been paid to the Participant. The value of each Participant's Company Stock Ledger shall be adjusted from time to time to reflect increases and decreases in shares of Company Stock as well as any stock or cash dividends, stock splits, or other changes in the capital structure of the Company (as provided in Section 3.6), that may from time to time be declared. Unless a Participant has elected pursuant to Section 4.1(c) that amounts equivalent to dividends on Company Stock be paid to the Participant, all dividends attributable to hypothetical shares of Company Stock credited to each Participant's Company Stock Ledger shall be converted to additional credited shares of Company Stock as though reinvested as of the next business day after the dividend is paid. If a Participant has elected pursuant to Section 4.1(c) that deemed dividends be paid to the Participant in cash, such amount shall be paid to the Participant as soon as practicable after the deemed dividend is credited to the Participant's Company Stock Ledger.

5.4 Deemed Investments Not Actual Investments. Nothing in this Plan shall be construed to require the investment of any deferrals in shares of Company Stock or any other investment or give a Participant any rights whatsoever with respect to any shares of Company Stock or with respect to any other investment.

5.5 Charges Against DCD Ledger. There shall be charged against each Participant's DCD Ledger any payments made to the Participant or to his Beneficiary in accordance with Section 6 hereof.

                     SECTION 6. PAYMENT OF DEFERRED AMOUNTS

6.1      Payment of  Deferred  Amounts.  The  aggregate  amounts  payable  under
         Section 6.2 as charges against the Participant's amount credited in the DCD Ledger shall be paid commencing with the conclusion of the deferral period selected by the Participant pursuant to Section 4.2 or Section
         4.3 hereof. The payments shall be made in the manner selected by the Participant under Section 6.2 of this Plan.

6.2      Manner of Payment.  At the same time as the election  made  pursuant to
         Section 4.1, and subject to the acceleration provisions of Section 6.4, each Participant must also irrevocably elect the manner in which his deferred amounts will be paid. A Participant may elect to have a different manner of payment apply to each separate deferral election. Participants must choose to have payment made in accordance with any of the following distribution forms:

                           (i)      a single payment, or
                           (ii) a designated number of installments payable monthly, quarterly or annually, as elected,

         which shall be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2 or Section 4.3. Unless otherwise specifically elected, payments of all deferred amounts will be made in a single payment made as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2 or Section 4.3.

6.3 Form of Payment. Amounts credited to a Participant's Growth Increment Ledger and Company Stock Ledger shall be paid as follows:

          (a) Amounts credited to the Participant's Growth Increment Ledger shall be paid in cash. If a Participant's benefit hereunder is to be paid in installments, the amount of each payment shall be equal to the amount credited to the Participant's Growth Increment Ledger at the time of payment multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

          (b) Amounts credited to the Participant's Company Stock Ledger shall be paid in shares of Company Stock with any amount representing a partial share of Company Stock paid in cash. A payment of an amount credited to the Participant's Company Stock Ledger shall be converted into actual shares of Company Stock as soon as practicable prior to each payment being made to the Participant. If a Participant's benefit hereunder is to be paid in installments, the amount of each payment shall be equal to the number of shares of Company Stock then credited to the Participant's Company Stock Ledger multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining. Any amounts attributable to a partial share of Company Stock as of any installment payment date shall be paid in cash with each installment.

6.4 Acceleration of Payments. Notwithstanding the election made pursuant to Section 4.2 or Section 4.3:


         (a) payments shall be paid or begin to be paid as soon as practicable following the Participant's departure from the Board of Directors by reason of death, resignation, or otherwise;

         (b) if a Participant dies prior to the payment of all or a portion of the amounts credited to his DCD Ledger, the balance of any amount payable shall be paid in a cash lump sum to the Beneficiaries designated under Section 7 hereof;

         (c) if a Participant ceases to be a Nonemployee Director but thereafter becomes an employee of the Company (or any of its subsidiaries or affiliates), all amounts otherwise deferred under this Plan shall be paid as soon as practicable after such individual becomes an employee of the Company (or any of its subsidiaries or affiliates) in a single sum payment;

         (d) if a Participant's DCD Ledger balance is less than $5,000 at the time for payment specified, such amount shall be paid in a single sum payment; and

         (e) if applicable, the provisions of Section 8 shall apply.

6.5 Financial Emergency. The Board of Directors (or its delegate), at its sole discretion, may alter the timing or manner of payment of deferred amounts if the Participant establishes, to the satisfaction of the Board of Directors (or its delegate), an unanticipated and severe financial hardship that is caused by an event beyond the Participant's control. In such event, the Board of Directors (or its delegate) may:

         (a) provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum cash payment,

         (b) provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum cash payment, or

         (c) provide for such other installment payment schedules as it deems appropriate under the circumstances,

         as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to satisfy the financial emergency. Severe financial hardship will be deemed to have occurred in the event of the Participant's or a dependent's sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. The Board of Directors' decision (or that of its delegate) in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal.

                                        SECTION 7.  BENEFICIARY DESIGNATION

7.1      Designation of Beneficiary.

               (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Company during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Company. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Company. All Beneficiary designations shall be addressed to the Company's Secretary and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.

               (b) The Company's Secretary (or his authorized designee) shall, upon receipt of the Beneficiary designation:

                    (1) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature;

                    (2) if signed, stamp the designation "Received", indicate the date of receipt, and initial the designation in the proximity of the stamp.

7.2      Death of Beneficiary.

         (a)      In the event that all of the  Beneficiaries  named pursuant to
                  Section 7.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any proportion or amount of funds designated or indicated for him per the designation under Section 7.1, and the indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

7.3      Ineffective Designation.

         (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with the result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                     SECTION 8. CHANGE IN CONTROL PROVISIONS

8.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control where there has not been a termination of the SCANA
         Corporation Key Employee Severance Benefits Plan prior thereto, the amounts (or remaining amounts) credited to each Participant's DCD Ledger under this Plan as of the date of such Change in Control (referred to as each Participant's "DCD Benefit") shall become immediately due and payable. All DCD Benefits payable under this
         Section 8.1 shall be paid to each Participant (and his or her Beneficiary) in the form of a single lump sum cash payment, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state, and local income tax and Excise Tax upon the DCD Benefit and the Gross-Up Payment provided for by this Section 8 shall be equal to the value of the Participant's DCD Benefit. Such payment shall be made by the Company (or to the extent assets are transferred to the SCANA Corporation Director Compensation Trust by the trustee of such trust in accordance with the trust's terms) to the Participant (or his or her Beneficiary) as soon as practicable following the Change in Control, but in no event later than the date specified by the terms of the SCANA Corporation Director Compensation Trust. In all events, if the SCANA Corporation Key Employee Severance Benefits Plan was terminated prior to such Change in Control, then the provisions of this Section shall not apply and Participants' benefits shall be determined and paid under the otherwise applicable provisions of the Plan.

8.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 8.1, whether any of a Participant's DCD Benefit will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Company (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person); and
         (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his or her Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Management Development and Corporate Performance Committee of the Board of Directors in its sole discretion.

8.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 8 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his or her Beneficiary), the payment of which is to be made by the Company or the SCANA Corporation Director Compensation Trust. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his or her Beneficiary) ultimately determined as owed.

8.4 Successors. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, and only if the SCANA
         Corporation Key Employee Severance Benefits Plan ("KESBP") was terminated prior to such Change in Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, subject to the remaining provisions of this Section 8.4. In the event of such a Change in Control where the KESBP is terminated, Participants shall become entitled to benefits hereunder in accordance with the terms of this Plan, based on amounts credited to each Participant's DCD Ledger as of the date of such Change in Control plus accumulated Growth Increments attributable thereto (adjusted to reflect any change from the most recent Growth Increment calculation to the end of the month prior to the month such amounts are distributed to each Participant). In such case, any successor to the Company shall not be required to provide for additional deferral of benefits beyond the date of such Change in Control. In addition, and notwithstanding Section 8.5 to the contrary, if there is a Change in Control and the KESBP is terminated prior to such Change in Control, a successor to the Company may amend this Plan to provide for an automatic lump sum distribution of the then current value of Participants' DCD Ledger, including accumulated Growth Increments attributable thereto (adjusted to reflect any change since the most recent Growth Increment calculation) hereunder without such amendment being treated as an amendment reducing any benefits earned.

8.5 Amendment and Termination After Change in Control. Notwithstanding the foregoing, and subject to this Section 8, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control if it would have the effect of reducing any benefits earned (including optional forms of distribution) prior to such Change in Control without the written consent of all of the Plan's Participants covered by the Plan at such time. In all events, however, the Company reserves the right to amend, modify or delete the provisions of Section 8 at any time prior to a Change in Control, pursuant to a Board of Directors resolution adopted by a vote of two-thirds (2/3) of the Board of Directors members then serving on the Board of Directors.

                          SECTION 9. GENERAL PROVISIONS

9.1 Contractual Obligation. It is intended that the Company is under a contractual obligation to make payments from a Participant's DCD Ledger when due. Payment of amounts credited to a Participant's DCD Ledger shall be made out of the general funds of the Company as determined by the Board of Directors without any restriction of the assets of the Company relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

9.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.3 "Rabbi" Trust. In connection with this Plan, the Board of Directors shall establish a grantor trust (known as the "SCANA Corporation Director Compensation Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Company under this Plan (and such other plans and arrangements as determined from time to time by the Company). At any time prior to a Change in Control, as that term is defined in such Trust, the Company may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Company under this Plan, as determined in the sole discretion of the Board of Directors, subject to the return of such assets to the Company at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Company in the event of the Company's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of the Company.

9.4      Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; nor shall any such disposition be compelled by operation of law.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

         (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board of Directors, cease, and the Board of Directors shall direct in such event that the Company hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Board of Directors may deem proper.

9.5 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

9.6 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any representative appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.

9.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of South Carolina except to the extent governed by applicable Federal law. The terms of this Plan are also subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.

           SECTION 10. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

10.1 In General. This Plan shall be administered by the Board of Directors, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Board of Directors shall not exercise any discretion with respect to the administration of this Plan, except as may be permitted by Rule 16b-3. The Board of Directors shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Board of Directors may adopt such rules as it deems necessary, desirable or appropriate in administering this Plan and the Board of Directors may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Board of Directors pursuant to a delegation of duties from the Board of Directors.

10.2 Claims Procedure. Any person dissatisfied with the Board of Directors' determination of a claim for benefits hereunder must file a written request for reconsideration with the Board of Directors (or its delegate). This request must include a written explanation setting forth the specific reasons for such reconsideration. The Board of Directors shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Board of Directors with respect to such explanation. The Board of Directors shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Board of Directors shall be conclusive, binding, and final upon all claimants under this Plan.

10.3 Finality of Determination. The determination of the Board of Directors as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

10.4 Delegation of Authority. The Board of Directors may, in its discretion, delegate its duties to a committee of the Board of Directors or an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

10.5 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company.


10.6 Tax Withholding. The Company shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

10.7 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Company receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Company finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Company. Any payment made under the provisions of this
         Section 10.7 shall be a complete discharge of liability therefor under the Plan.

10.8 Action by Company. Any action required or permitted to be taken hereunder by the Company or its Board of Directors shall be taken by the Board of Directors, or by any person or persons authorized by the Board of Directors.

10.9 Notice of Address. Any payment made to a Participant or to his Beneficiary at the last known post office address of the distributee on file with the Company, shall constitute a complete acquittance and discharge to the Company and any director or officer with respect thereto, unless the Company shall have received prior written notice of any change in the condition or status of the distributee. Neither the Company nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Beneficiary.

10.10 Amendment and Termination. The Company expects the Plan to be permanent but, since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors (including, but not limited to, as may be necessary to ensure compliance with Rule 16b-3); provided, however, that any such action shall not diminish retroactively any amounts which have been credited to any Participant's DCD Ledger. If the Board of Directors amends the Plan to cease future deferrals hereunder or terminates the Plan, the Board of Directors may, in its sole discretion, direct that the value of each Participant's DCD Ledger be paid to each Participant (or Beneficiary, if applicable) in an immediate lump sum payment. In the absence of any such direction from the Board of Directors, the Plan shall continue as a "frozen" plan under which no future deferrals will be recognized (however, Growth Increments and dividends attributable to hypothetical shares of Company Stock credited to each Participant's Company Stock Ledger shall continue to be recognized) and each Participant's benefits shall be paid in accordance with the otherwise applicable terms of the Plan.

                              SECTION 11. EXECUTION


         IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Director Compensation and Deferral Plan to be executed by its duly authorized officer this ______ day of __________________________, ______, to be effective as of January 1, 2001.

                                  SCANA Corporation

                                  By:________________________________

                                  Title:_______________________________

ATTEST:

------------------------------------
Secretary

                                SCANA CORPORATION
                     DIRECTOR COMPENSATION AND DEFERRAL PLAN

                           ELECTION TO DEFER EXECUTED
                             FOR CALENDAR YEAR _____


         As a Participant in the SCANA Corporation Director Compensation and Deferral Plan (the "Plan"), I hereby make the elections set forth below. I understand and agree that all elections shall be subject to the terms of the Plan, a copy of which has been provided to me. I understand that elections under the Plan are voluntary and that the Company is not responsible for advising me with respect to the tax or financial consequences of my participation in this Plan. All capitalized terms have the meaning set forth in the Plan document.

A.       Deferral Election(s) or Election Not to Defer:

[ ]      1.       I do not wish to defer any  amounts  payable to me as a member of the Board of  Directors  during calendar year ________ .
                  (Please complete Sections C and D below.)

[ ] 2. I hereby elect to defer in accordance with this Plan those amounts payable to me as a member of the Board of Directors during calendar year _____ as follows:

         [ ] a. I elect to defer one hundred percent (100%) of those amounts payable to me including Retainer Fees, meeting attendance fees and conference fees and have those amounts credited to the Company Stock Ledger on my behalf.

         [ ] b. I elect to defer ___ percent (up to forty percent (40%) of my Retainer Fees as well as ___ percent (up to one hundred percent (100%)) of my meeting attendance and conference fees. I understand that the remaining sixty percent (60%) of my Retainer Fees shall be paid to me entirely in shares of Company Stock.

                  [ ]   i.     I elect that all such  deferrals  be credited to
                               the Growth  Increment  Ledger on my behalf.

                  [ ]   ii.    I elect that all such  deferrals  be  credited
                               to the  Company  Stock  Ledger on my behalf.


B. Dividend Reinvestment Election (only complete if elected to have amounts credited to the Company Stock Ledger under Deferral Election above):

         [ ] a. I hereby elect that all amounts equal to dividends attributable to amounts credited to the Company Stock Ledger on my behalf shall be deemed to be reinvested in shares of Company Stock.

         [ ] b. I hereby elect that all amounts equal to dividends attributable to amounts credited to the Company Stock Ledger on my behalf shall be paid to me in cash.

C. Compensation Election (only complete if not deferring one hundred percent (100%) of Compensation under the Deferral Election above):

         With respect to amounts not otherwise deferred under the Plan, I hereby elect to receive in accordance with this Plan those amounts payable to me as a member of the Board of Directors during calendar year ______ and payable as Retainer Fees (exclusive of the amounts otherwise required to be paid to me in shares of Company Stock), meeting attendance fees and conference fees in the form of:

         [ ]      a.    Company Stock
         [ ]      b.    Cash

D. Investment Election (only complete if elected to receive Company Stock under Compensation Election above):

         [ ]      a.    I hereby  elect that the shares of Company  Stock to be
                        issued to me during  calendar  year
                        _____ be registered in my name.

         [ ] b. I hereby elect that the shares of Company Stock to be issued to me during calendar year ______ be deposited into an account in my name in the SCANA Investor Plus Plan.

E.       Deferral Period(s):

         Board of Directors' fees deferred above per this election shall be deferred (subject to an acceleration of payments under Section 6.4 of the Plan):

         [ ] a. ____ years from the close of the calendar year for which this election is made so as to be payable in whole or in part under the Manner of Payment Election indicated below as soon as practicable after January 1,
                        _______.

         or

         [ ]      b.    until my  departure  from the Board of  Directors  as
                        indicated in Section 4.2 of this Plan by reason of death, resignation or otherwise or the date I am no longer a Nonemployee Director.

F.       Manner of Payment Election(s):

         I understand and agree that, with respect to all deferred amounts, unless I elect otherwise, the amounts will be paid to me at the time otherwise specified in the form of a single lump sum payment. The Board of Directors fees deferred above per this election shall be paid (subject to an acceleration of payments under Section 6.4 of the Plan):

         [ ]      a.    in a lump sum, or

         [ ]      b.    in               installment payments, payable:
                            (Number)

                  [ ]      monthly
                  or
                  [ ]      quarterly
                  or
                  [ ]      annually.

                                     Name _________________________________

                                     SS # __________________________________


-----------------------------         ---------------------------------------
Secretary, SCANA Corporation          Board Member's Signature


-------------                         ------------
Date                                      Date
(Rev. Jan. 2001)

                                SCANA CORPORATION
                     DIRECTOR COMPENSATION AND DEFERRAL PLAN
                           DESIGNATION OF BENEFICIARY

To:  Secretary of SCANA Corporation

I hereby designate the following person(s), trust(s) or estate, to be the recipient(s) of any and all amounts which may become payable or may remain to be paid upon my death under the SCANA Corporation Director Compensation and Deferral Plan.
--------------------------------------------------------------------------------
        Beneficiary's Name
        and Social Security      Beneficiary's       Relationship    Dollars or
            or Employer             Address               to          % Share
        Identification No.                            Participant
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

I hereby designate the following person, trust or estate as Alternate Beneficiary with respect to the contingency events described in Sections 7.2(a) and 7.2(b) of this Plan.
--------------------------------------------------------------------------------
         Alternate Beneficiary's
             Name and Social           Alternate              Relationship
           Security or Employer      Beneficiary's                 to
            Identification No.          Address                Participant
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Spouse's Consent: (Community Property States Only -- S.C. domiciliaries ignore):

I hereby agree to the Beneficiary(ies) designated above:

-----------------------------------             ------------------------
Spouse's Signature                                     Date

I hereby revoke any Beneficiary designation previously made by me and reserve the right to change this designation at any time by filing a new Designation of Beneficiary form.

Signature of Participant

Date                          Social Security Number

Signature of Corporate Secretary

Date Received





WDC99

WDC99










                                SCANA Corporation
                           Director Compensation Trust



                                 January 1, 2001

                                TABLE OF CONTENTS


                                                                           PAGE

Article 1.    The Trust.......................................................1
Article 2.     Payment Provisions.............................................4
Article 3.     Management of the Trust Fund...................................7
Article 4.     Investment Funds and Investment Managers......................12
Article 5.     Insolvency....................................................14
Article 6.     Resignation or Removal of Trustee.............................15
Article 7.     Amendment and Termination.....................................16
Article 8.     Liability and Indemnification.................................17
Article 9.     Change in Control Definitions.................................18
Article 10.  Miscellaneous...................................................19
Article 11.  Effective Date..................................................20

WDC99 325916-2.037437.0017
                                   SCANA Corporation Director Compensation Trust



         THE SCANA CORPORATION DIRECTOR COMPENSATION TRUST (the "Trust"), is effective as of this 1st day of January 2001, by and between SCANA Corporation ("SCANA"), and First Union Bank of North Carolina (the "Trustee").

                                                    WITNESSETH:

         WHEREAS, SCANA has adopted the SCANA Corporation Director Compensation and Deferral Plan (the "Plan") and, thereby, has agreed to make specified payments to certain of its directors (the "Participants") and applicable beneficiaries thereunder; and

         WHEREAS, SCANA established effective January 1, 2001 a trust (hereinafter called "Trust") and from time to time has and will contribute to the Trust assets that shall be held therein, subject to the claims of the creditors of SCANA and its subsidiaries (as provided in Article 5) in the event of Insolvency, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement for federal tax purposes;

         WHEREAS, it is the intention of SCANA to make contributions, from time to time and in its discretion, to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

Article 1.  The Trust

         1.1......Establishment  of the Trust.  SCANA has deposited with Trustee amounts which have become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust.

         1.2......Status  of Trust.  The Trust  established is irrevocable.  The
Trust is intended to be a grantor trust, of which SCANA is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         1.3......Restrictions  on Reversions.  The principal of the Trust,  and any earnings thereon shall be held separate and apart from other funds of SCANA and shall be used exclusively for the uses and purposes of paying Plan Participants and beneficiaries and general creditors of SCANA as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against SCANA. Any assets held by the Trust will be subject to the claims of the general creditors of SCANA and its subsidiaries under federal and state law in the event of Insolvency, as provided in Article 5 herein. Unless specifically provided otherwise in this Trust, SCANA shall have no right or power to direct the Trustee to return to SCANA or to divert to others any of the Trust assets before payment of all benefits has been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

         1.4......Bank Deposits. SCANA, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust to provide for the payment when due of such obligations to the Participants (and their beneficiaries) under the Plan hereof, the benefits under which are to be paid from the Trust (including benefits to be paid upon a Change in Control) to the extent the assets in the Trust are sufficient to provide for such benefits. Neither Trustee nor any Plan Participant or beneficiary shall have any right to compel such additional deposits.

         1.5......Revocability/Refund of Amounts to SCANA or Its Successors.

         (a) If SCANA delivers any deposits to the Trust under Section 1.4, then, prior to a Change in Control, such amounts shall be returned to SCANA as soon as practicable but not more than three (3) days after written notice to the Trustee from the Notification Committee that such refund is to be made. On and after a Change in Control, all contributions to this Trust are irrevocable and no amounts shall be returned to SCANA or its successors, except as provided in Section 1.5(b) or Section 1.5(c).

         (b) On and after a Change in Control with respect to which the Notification Committee has notified the Trustee that the SCANA Corporation Key Employee Severance Benefits Plan was not terminated prior to such Change in Control, all contributions to this Trust shall thereafter be irrevocable until all amounts have been paid to Participants and beneficiaries pursuant to Section 2.6(a) and thereafter any remaining funds shall be refunded to SCANA's successor.

          (c) On and after a Change in Control with respect to which the Notification Committee has notified the Trustee that the SCANA Corporation Key Employee Severance Benefits Plan was terminated prior to such Change in Control, all contributions to this Trust, other than such amounts designated as permanently irrevocable by the Notification Committee prior to the Change in Control, shall be irrevocable for a period of twenty-four (24) months after the Change in Control. As soon as practicable after such twenty-four
               (24) month period, the Trustee shall return any remaining funds to SCANA's successor, other than funds separately identified by the Notification Committee prior to the Change in Control as being permanently irrevocable upon a Change in Control.

         (d) Payment by SCANA (or its successor) to the Trust of any amounts pursuant to Section 1.4 shall be accompanied by a
                  Payment Schedule (as defined in Section 2.1 hereof) and an Accelerated Payment Schedule (as defined in Section 2.5 hereof) with respect to each Participant (and his or her beneficiary) whose benefit payment is being made or to be made from the Trust.

         1.6 Acceptance. The Trustee accepts the duties and obligations of the "Trustee" hereunder, agrees to accept delivery of funds delivered to it by SCANA pursuant to this Article 1, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with the terms and conditions of this Trust and the Plan.

         1.7 The Administration Committee. SCANA's Board of Directors or such other committee as designated by SCANA's Board of Directors shall serve as the "Administration Committee" responsible for exercising certain powers, rights, and duties described herein. SCANA's Board of Directors will certify to the Trustee from time to time the person or persons who are acting as the members of the Administration Committee. The Trustee may rely on the latest certificate received from SCANA's Board of Directors without further inquiry or verification. If, for any period prior to a Change in Control, no persons are acting as members of the Administration Committee, SCANA's Board of Directors shall act on behalf of, and shall have all of the powers, rights, and duties otherwise reserved under this Trust to the Administration Committee. Upon a Change in Control, the powers, rights, and duties otherwise reserved to the Administration Committee shall expire and neither the Administration Committee, nor SCANA's Board of Directors, nor any successor to SCANA shall be authorized to exercise any powers, rights or duties set forth in this Trust, except to the extent specifically permitted under this Trust following a Change in Control.

         1.8 The Notification Committee. The Chief Executive Officer of SCANA, Chief Financial Officer of SCANA, and Chairman of the Executive Committee of the Board of Directors of SCANA shall serve as the "Notification Committee" responsible for exercising certain powers, rights, and duties described herein. SCANA's Board of Directors will certify to the Trustee from time to time the persons who are acting as the members of the Notification Committee. After a Potential Change in Control, and until the Notification Committee gives notice to the Trustee described in Section 1.5, the individuals comprising the Notification Committee immediately prior to a Potential Change in Control shall continue to constitute the Notification Committee and may not be removed; provided, however, that if any one of the members of the Notification Committee shall die or otherwise become unable to act after a Potential Change in Control and prior to the date the Notification Committee provides the notice described in Section 1.5, the remaining members of the Notification Committee shall appoint a successor member to the Notification Committee to fill such vacancy and shall report such change to the Trustee within 30 days of such change. Quorum for any action by the Notification Committee shall be two members upon reasonable notice to all three members of a meeting, and a concurring vote of two members shall authorize action taken at such meeting, including the rendering of any notification from the Notification Committee to the Trustee pursuant to Section 1.5. Meetings may be held by telecommunications conference.

         1.9 Warranty. SCANA warrants that all directions or authorizations by the Administration Committee, whether for the payment of money or otherwise, will comply with the provisions of the Plan and this Trust.

Article 2.  Payment Provisions

         2.1 Payment Schedule and Benefit Payments Prior to Change in Control. Within ten (10) calendar days following the end of each calendar quarter prior to a Change in Control (or more frequently, as determined by the Administrative Committee), the Administration Committee shall deliver to the Trustee a schedule (the "Payment Schedule") which shall indicate, based on the operation of the underlying Plan, the appropriate amounts payable in respect of each Plan Participant (and his or her beneficiaries) during the respective calendar year. The Payment Schedule also will specify the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Administration Committee shall have the right to modify such schedule during the calendar year, which modifications shall be binding upon the Trustee. Except as otherwise provided herein, the Trustee shall make payments to the Participants in the Plan and their beneficiaries in accordance with such Payment Schedule.

         2.2 Committee Determination of Benefits. Except as otherwise provided herein, and prior to a Change in Control, the entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Administration Committee and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan, or if no such provision is contained in the Plan document, the procedures contained in Section 2.4 herein shall be followed.

         2.3 Direct Payment of Benefits by SCANA. Notwithstanding Section 2.1 herein, and subject to Section 2.6, SCANA may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan. SCANA shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are otherwise payable to the Participants or their beneficiaries under the Plan and this Trust. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, SCANA shall make the balance of all such payments as they fall due, which obligation shall be enforceable at law by either the Trustee or by the affected Participant(s) with indemnification by SCANA (or its successor(s)) to the Trustee or to the Participant(s) for all expenses incurred (e.g, legal, actuarial, etc.) to successfully compel any and all such payments. The Trustee shall notify SCANA where principal and earnings are not sufficient. Prior to a Change in Control, the Administration Committee may direct the Trustee in writing to reimburse SCANA from the Trust Fund for Plan benefits paid directly to a Participant (or beneficiary) by SCANA.

         2.4 Participant Direction Prior to a Change in Control. Prior to a Change in Control, and to the extent otherwise provided in Section 2.6 after a Change in Control, if a payment required under the terms of the Plan has not been made to a Participant or his or her beneficiary(ies) (whether due to the failure of the Administration Committee to notify the Trustee as required by this Article 2 or otherwise), and the Plan has no stated procedure for the Participant (or beneficiary) to collect the benefits, then the Participant may notify the Trustee in writing of the amount (or a reasonable estimate of the amount) owed to the Participant pursuant to such Plan, and the date such amount was due and payable. The Trustee shall notify the Administration Committee within fifteen (15) calendar days of the receipt of such a payment request. If the Administration Committee does not provide the Trustee with a statement that explains the Administration Committee's grounds for disputing the accuracy of the Participant's notice and sets out the Administration Committee's calculations of the proper amount due and payable to the Participant (if any) within thirty (30) calendar days of the date the Trustee notified the Administration Committee of the payment request, then the Trustee shall make the payment requested by the Participant from the assets of the Trust Fund, and may conclusively rely on such payment or payments as being the appropriate amount. The Trustee also shall notify the Administration Committee of such payment. If the Administration Committee timely provides the Trustee with the statement described in this Section 2.4, and the Participant (or his or her beneficiary) does not agree with such statement, the dispute shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be conclusive and may be entered in any court of competent jurisdiction.

         Subject to the sufficiency of the assets of the Trust Fund, payment shall be made to a Participant from the Trust Fund in accordance with the terms of the Plan and this Section 2.4 until the earlier of:

                  (i) The date all benefit commitments due to the Participant under the Plan, as requested by the Participant in his notification to the Trustee, have been satisfied; or

                  (ii) The date the Administration Committee provides a statement that shows the proper amount due to the Participant, as described above in this Section 2.4 and the adjustment required in the Participant's benefit to reflect such amount. If such a statement is so provided, appropriate adjustment, if any, in the amount paid and to be paid to the Participant shall be made.

         The Trustee shall make distributions from the Trust Fund in accordance with the provisions of this Section 2.4, subject to the provisions of Section
2.6 and Article 5. If such assets are not sufficient, SCANA (or its successor) shall be obligated to make the balance of each such payment when due. The Trustee shall be fully protected in acting without Administration Committee direction under this Section 2.4. In any case where there is a Change in Control and payment is not made under the Accelerated Payment Schedule under Section 2.5, all references herein to the Administration Committee shall be deemed to be references to SCANA's successor or its designee for periods after such Change in Control.

         2.5 Accelerated Payment Schedule. From time to time prior to a Change in Control, the Administration Committee shall deliver to the Trustee a schedule (the "Accelerated Payment Schedule") that indicates the lump sum amounts payable with respect to each Plan Participant (and his or her beneficiaries) under the terms of the Plan as of the date set forth in the Accelerated Payment Schedule, which amount is to be paid in accordance with the terms of the Plan and Section 2.6(a) upon the occurrence of a Change in Control. The Accelerated Payment Schedule shall be provided in addition to the Payment Schedule described in
Section 2.1.

         2.6      Benefit Payments Following a Change in Control.

         (a) On the same business day that the Trustee receives written notification from the Notification Committee that: (i) a Change in Control has occurred; and (ii) that the SCANA Corporation Key Employee Severance Benefits Plan ("KESBP") was not terminated prior to such Change in Control, payment from the Trust shall be made in a lump sum amount in accordance with the Accelerated Payment Schedule in effect as of the date of the Change in Control.

         (b) If the Notification Committee notifies the Trustee that: (a) a Change in Control has occurred; and (b) that the KESBP was terminated prior to such Change in Control, then the Trustee shall continue to hold the assets of the Trust Fund, subject to the payment provisions of Section 2.4 and the other provisions of this Trust to the extent not inconsistent with
                  Section 2.4. In such case, all references herein to SCANA shall be deemed to be references to SCANA's successor.

         (c) The Trustee shall be fully protected in making or refraining from making any payment in accordance with the provisions of this Section.

         2.7 Missing Persons. If any payment directed to be made by the Trustee from the Trust Fund is not claimed by the person entitled thereto, the Trustee shall notify the Administration Committee of that fact. The Trustee thereafter shall have no obligation to search for or ascertain the whereabouts of any payee under this Trust.

         2.8 Nonalienation of Trust Assets. Benefits payable to Plan Participants and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except as may be required by the tax withholding provisions of the Code or of a state's or locality's income tax act.

         Except as provided by Section 1.3, Section 1.4, Section 1.5, Section 3.2(p), Article 5, or by order of a court of competent jurisdiction, in no event shall SCANA pay over, transfer, assign, pledge, or encumber the assets of the Trust Fund; and any attempt to alienate or assign said assets shall not be merely voidable, but absolutely void.

Article 3.  Management of the Trust Fund

         3.1 The Trust Fund. Unless the context clearly implies or indicates otherwise, the term "Trust Fund" as of any date means all property of every kind then held under this Trust by the Trustee.

         3.2 Trustee's General Powers, Rights, and Duties. With respect to the Trust Fund and subject only to the limitations expressly provided in this Trust (including the powers reserved to the Administration Committee prior to a Change in Control under Section 4.1 herein, and the powers, rights, and duties specifically allocated to an Investment Manager, if so appointed prior to a Change in Control as provided in Section 4.2 herein), or imposed by applicable law, the Trustee shall have the following powers, rights, and duties in addition to those vested in it elsewhere in this Trust or by law:

          (a) To invest and reinvest part or all of the Trust Fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, any common, commingled, or collective trust funds, or pooled investment funds described in Section 3.3, any interest-bearing deposits held by any bank or similar financial institution, life insurance policies, annuity contracts, and any other real or personal property, regardless of whether such investments are issued by SCANA), and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so.

         (b) To invest in securities (including stock or rights to acquire stock) or obligations issued by SCANA. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee and shall in no event be exercisable by or rest with Plan participants. With regard to accounting and administration related to the investment of securities issued by SCANA, the Trustee is authorized to participate in the SCANA Investor Plus Plan and to open accounts under that Plan in the name of the Trustee.

         (c) To retain in cash such amounts as the Trustee considers advisable and as are permitted by applicable law and to deposit any cash so retained in any depository (including any bank acting as trustee) which the Trustee may select.

         (d) To manage, sell, insure, and otherwise deal with all real and personal property held by the Trustee on such terms and conditions as the Trustee shall decide.

          (e) To vote stock and other voting securities directly or by proxy (and to delegate the Trustee's powers and discretion with respect to such stock or other voting securities to any such proxy), to exercise subscription, conversion, and other rights and options (and make payments from the Trust Fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other program or change affecting any property constituting a part of the Trust Fund (and in connection therewith to delegate the Trustee's discretionary powers and to pay assessments, subscriptions, and other charges from the Trust Fund), to hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and, with the approval of the Administration Committee, to borrow from anyone, including any bank acting as trustee, to the extent permitted by law, such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security).

         (f) When directed by the Administration Committee or by an Investment Manager (as defined in Article 4 herein), in either case prior to a Change in Control, to acquire, retain, or dispose of such investments as the Administration Committee or an Investment Manager directs in accordance with this Trust.

         (g) To make payments from the Trust Fund to provide benefits that have become payable under the Plan pursuant to Article 2 hereof or that are required to be made to the general creditors of SCANA as set forth in Section 5.2 herein.

         (h) To begin, maintain, or defend any litigation reasonably necessary in connection with the administration of the Trust and SCANA shall indemnify the Trustee against all reasonable expenses and liabilities sustained or anticipated by the Trustee by reason of such litigation.

          (i) To withhold, if the Trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax, or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten (10) days prior to discharging any such liability with any amount so withheld the Trustee shall notify the Administration Committee in writing of the Trustee's intent to do so. The Trustee shall not be either individually or severally liable for any taxes of any kind levied or assessed under the existing or future laws against the Trust assets. To the extent that any taxes are payable by the Trust to any Federal, state, or local taxing authorities on account of earnings on Trust assets, SCANA shall provide the Trustee with the funds to pay such taxes.

          (j) To timely furnish SCANA with such information in the Trustee's possession as SCANA may need or may specifically request for tax or other purposes. However, unless otherwise agreed to by SCANA and the Trustee, the Trustee shall be responsible for: (i) deducting and withholding all taxes to be deducted and withheld from payments to Participants; (ii) furnishing to each person receiving payment or distribution from the Trust, appropriate tax information evidencing such payment or distribution and the amount thereof; and (iii) preparing and filing all information reports and tax returns required to be filed with any Federal, state, or local government agency or authority with respect to any payments made to any Participant hereunder.

         (k) To maintain records reflecting all receipts and payments under this Trust and such other records as the Administration Committee specifies and to which the Trustee agrees, which records may be audited from time to time by the Administration Committee or anyone named by the Administration Committee.

         (l) To report to the Administration Committee as of the end of each calendar year, and at such other times as the Administration Committee may request, the then net worth of the Trust Fund (that is, the fair market value of all assets held in the Trust, less liabilities known to the Trustee, other than liabilities to Participants (and beneficiaries) and amounts payable from the Trust Fund to creditors who are not entitled to benefits under the Plan), on the basis of such data and information as the Trustee considers reliable.

         (m) To furnish periodic accounts to the Administration Committee for such periods as the Administration Committee may specify, showing all investments, receipts, disbursements, and other transactions involving the Trust Fund during the applicable period and the assets of the Trust Fund held at the end of that period.

         (n) To employ agents, attorneys, accountants, and other persons (who also may be employed by SCANA, the Administration Committee, or others), to delegate discretionary powers to such persons, and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the Trustee may not delegate its responsibilities as to the management or control of the assets of the Trust Fund.

         (o) To perform all other acts which in the Trustee's judgment are appropriate for the proper management, investment, and distribution of the Trust Fund to the extent such duties have not been assigned to others as provided herein.

               (p) To pay premiums on any insurance policy or annuity contract under which the Trust is owner and/or beneficiary, to borrow against any such insurance policy, to cash in any such insurance policy or annuity contract, and to exercise, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or, upon direction from the Administration Committee prior to a Change in Control, to SCANA and appropriate subsidiary(ies) for the return of policies and annuity contracts to the respective corporate owners prior to their deposit to the Trust, or to loan to any person the proceeds of any borrowing against such policy.

         (q) Notwithstanding any powers granted to the Trustee pursuant to this Trust or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         3.3 Collective Investment Trusts. The Trustee itself (or any Investment Manager appointed pursuant to Section 4.2 hereof) may invest any part or all of the Trust assets for which it has investment responsibility in any common, collective, or commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as the Trustee) provided such investments are consistent with applicable investment requirements and guidelines so established by the Administration Committee pursuant to Section 4.1 hereof. To the extent that any Trust assets are invested in any such fund, the provisions of the documents under which such common, collective, or commingled trust fund or pooled investment fund are maintained shall govern any investments therein.

         3.4 Accounting. The Trustee shall maintain a recordkeeping account in the name of each Participant which, pursuant to rules established by the Administration Committee, will reflect with respect to each Participant:

         (a) Deposits made by SCANA to the Trust Fund, for each Participant, pursuant to Article 1 herein;

         (b) Income, losses, and appreciation or depreciation in the value of Trust assets resulting from investment of the Trust Fund;

         (c) Payments made from the Trust Fund to Participants (or to a Participant's beneficiaries); and

         (d) Any other amounts charged to the accounts of Participants, including Trustee investment expenses as described in Section
               3.6 herein.

         As of the end of each calendar year, such accounts shall be appropriately adjusted in accordance with such rules to reflect the then net worth of the Trust Fund, as determined as of that calendar year end by the Trustee and reported to the Administration Committee pursuant to Section 3.2(l). The value of all assets and earnings thereon shall be identified for the account of each Participant on a schedule prepared by the Trust and delivered to SCANA within forty-five (45) calendar days following the end of each calendar year.

         3.5 Common Fund. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one fund for investment purposes, but at the direction of SCANA prior to a Change in Control the Trustee shall create one or more subaccounts. Except as provided in Section 4.1 herein, the Trustee shall not be required to make separate investments of the Trust Fund for the accounts of each Participant in the absence of such direction by the Administration Committee, and may administer and invest the deposits made to the Trust by SCANA as one Trust Fund. The Trustee also shall not be required to make any separate investments of the Trust Fund for the account of any general creditor of SCANA or its subsidiaries prior to receipt of directions to make payments to such creditor in accordance with Section 5.2.

         3.6 Compensation and Expenses. Reasonable compensation as may be agreed upon from time to time between the Administration Committee and the Trustee, and all expenses (except those specifically described in the next sentence) reasonably incurred by the Trustee and the Administration Committee in the administration of this Trust, including compensation to agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Administration Committee, as certified by them, shall be paid directly by SCANA. To the extent such compensation and expenses are not paid by SCANA within ninety
(90) days of delivery of invoice for same by the Trustee to SCANA, the Trustee may pay such compensation and expenses from the Trust Fund. Expenses solely attributable to investment of the Trust Fund (such as Investment Manager fees, load or other commission fees, brokerage, postage, express or insurance charges, and stock transfer stamps expense) shall be paid from the Trust Fund to the extent not paid directly by SCANA.

Article 4.  Investment Funds and Investment Managers

         4.1 Investment Funds. Prior to a Change in Control, the Administration Committee may direct the Trustee to establish separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an "Investment Fund." The Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust Fund as the Administration Committee may direct from time to time prior to a Change in Control.

         Prior to a Change in Control, the Administration Committee may establish guidelines, objectives, and restrictions regarding the investment of Trust assets. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Administration Committee prior to a Change in Control. The Trustee shall be under no duty to review the investment guidelines, objectives and restrictions established, or the specific investment directions given by the Administration Committee for any Investment Fund, or to make suggestions to the Administration Committee in connection therewith. To the extent that directions from the Administration Committee to the Trustee represent investment elections of the Participants, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.

         All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in, an Investment Fund shall be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. Prior to a Change in Control, the Administration Committee may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Administration Committee.

         After the occurrence of a Change in Control, the Administration Committee shall have none of the powers specified in this Section 4.1 and the Trustee may rely on the final direction provided by the Administration Committee prior to such Change in Control.

         4.2 Investment Managers. Prior to a Change in Control, the Administration Committee, from time to time, may appoint one or more independent Investment Managers, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager (and providing for the delivery of a written acknowledgement from the Investment Manager that it is a fiduciary under this Trust), to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund (hereinafter referred to as an "Investment Account").

         The Administration Committee shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth in the investment management agreement until it receives written notice from the Administration Committee to the contrary.

         The Administration Committee shall provide each Investment Manager appointed with respect to an Investment Account with the investment guidelines for that fund and with any modifications in such investment guidelines made from time to time. Notwithstanding the fact that an Investment Manager may be appointed with responsibility for the management of an Investment Account, the Trustee shall have the responsibility for the investment of cash balances held by it from time to time as a part of such investment fund in short-term cash equivalents (such as short-term commercial paper, treasury bills, and similar securities, and for this purpose, the Trustee may invest in any appropriate common, commingled, or collective short-term investment fund). In addition, the Trustee shall have the power, right, and duty to sell any such short-term investments as may be necessary to carry out the instructions of the Investment Manager with respect to the investment of the investment fund.

         The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Administration Committee and the Trustee agree (in writing) shall modify the scope of such authority. The Trustee shall have no liability:

         (a)   For the acts or omissions of any Investment Manager or Managers;

         (b) For following directions, including investment directions of an Investment Manager or the Administration Committee, which are given in accordance with this Trust; or

         (c) For any loss of any kind which may result by reason of errors made by the Investment Manager or the Administration Committee in the division of the Trust Fund or Investment Fund into Investment Accounts.

         An Investment Manager shall certify, at the request of the Trustee, the value of any securities or other property held in any Investment Account managed by such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust. The Trustee shall have the right to request that some part or all of the directions made by an Investment Manager be in writing and shall assume no liability hereunder for failure to act pursuant to directions which fail to conform to such request.

         After the occurrence of a Change in Control, the Administration Committee shall have none of the powers specified in this Section 4.2 and the Trustee may rely on the final direction provided by the Administration Committee prior to such Change in Control.

Article 5.  Insolvency

         5.1  Insolvency.  The Trustee  shall cease  payment of benefits to Plan
Participants and their beneficiaries if SCANA is Insolvent. SCANA shall be considered "Insolvent" for purposes of this Trust if (i) SCANA is unable to pay its debts as they become due, or (ii) SCANA is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. If amounts have been contributed to the Trust that have been contributed to assist a subsidiary of SCANA in meeting the subsidiary's deferred compensation obligations to its service provider Participants under the Plan, all references to SCANA in this
Section 5.1 shall include such subsidiary.

         5.2 Payments During Insolvency. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of SCANA under federal and state law in the event of Insolvency (as defined in Section 5.1) as set forth below.

         (a) The Board of Directors and the Chief Executive Officer of SCANA shall have the duty to inform the Trustee in writing of the Insolvency of SCANA. If a person claiming to be a creditor of SCANA alleges in writing to the Trustee that SCANA has become Insolvent, the Trustee shall determine whether SCANA is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

         (b) Unless the Trustee has actual knowledge of the Insolvency of SCANA, or has received notice from SCANA or a person claiming to be a creditor alleging that SCANA is Insolvent, the Trustee shall have no duty to inquire whether SCANA is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of SCANA as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of SCANA .

         (c) If, at any time, the Trustee has determined that SCANA is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of SCANA . Nothing in this Trust shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of SCANA with respect to benefits due under the Plan or otherwise.

         (d) The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Article 2 of this Trust only after the Trustee has determined that SCANA is not Insolvent (or is no longer Insolvent).

         (e) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by SCANA in lieu of the payments provided for hereunder during any such period of discontinuance.

Article 6.  Resignation or Removal of Trustee

         6.1 Resignation of Trustee. Prior to a Change in Control, the Trustee may resign at any time by written notice to SCANA, which shall be effective sixty (60) calendar days after receipt of such notice unless SCANA and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee, and shall apply to a court of competent jurisdiction for the appointment of a successor Trustee, or for instructions.

         6.2 Removal of Trustee. Prior to a Change in Control, the Trustee may be removed by SCANA on sixty (60) calendar days notice or upon shorter notice accepted by the Trustee. Subsequent to a Change in Control, the Trustee may only be removed by SCANA with the consent of all Participants covered by the Plan at such time.

         6.3  Appointment of Successor.  Subject to the  limitations of Sections
6.1 and 6.2 herein, if the Trustee resigns or is removed, a successor Trustee (which shall be a third party unrelated to SCANA that may be granted corporate trustee powers under state law) shall be appointed by SCANA prior to a Change in Control, and by the Trustee following a Change in Control, no later than the effective date of resignation or removal under Sections 6.1 and 6.2 herein. If no such appointment has been made by SCANA or the Trustee, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         6.4 Duties of Predecessor Trustee and Successor Trustee. Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver the assets of the Trust Fund to such successor after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, or taxes then or thereafter chargeable against the Trust Fund. A Trustee that resigns or is removed shall promptly furnish to the Administration Committee and the successor Trustee a final account of its administration of the Trust. A successor Trustee shall succeed to the right and title of the predecessor Trustee in the assets of the Trust Fund and the predecessor Trustee shall deliver the property comprising the Trust Fund to the successor Trustee together with any instruments of transfer, conveyance, assignment, and further assurances as the successor Trustee may reasonably require. Each successor Trustee shall have all the powers, rights, and duties conferred by this Trust as if named the initial Trustee. Subject to applicable law, no successor Trustee shall be personally liable for any action or omission of a predecessor Trustee.

Article 7.  Amendment and Termination

         7.1      Amendment.

         (a) Prior to a Change in Control, this Trust may be amended at any time and for any reason by a written instrument executed by SCANA and agreed to by the Trustee. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan.

         (b) Notwithstanding the foregoing, the duties and liabilities of the Administration Committee, the Notification Committee, the Trustee, and each Investment Manager under this Trust cannot be changed without their written consent.

         (c) On and after a Change in Control, the Trust may not be amended without the written consent of each of the Participants then covered by the Plan.

         (d) On and after a Change in Control, no additional plan may be covered by this Trust without the written consent of each of the Participants covered by the Plan immediately prior to the Change in Control.

         (e) This Trust may not be amended at any time so as to cause the reduction or cessation of any rights to benefits a Participant has accrued under the terms of the Plan as in effect immediately prior to any such amendment.

         (f) On and after a Change in Control, under no condition shall any amendment result in the return or repayment to SCANA (or its successors) of any portion of the Trust Fund, or the income therefrom, or result in the distribution of the Trust Fund for any purposes other than for the repayment of obligations of SCANA (or its successors) to it general creditors in accordance with Article 5 herein and for payments made in accordance with Section 2.4 and Section 2.6.

         7.2      Termination.

               (a) The Trust shall not terminate, and all the rights, titles, powers, duties, discretion, and immunities imposed on or reserved to the Trustee, SCANA (and its successors), the Administration Committee, and any Investment Managers shall continue with respect to the Trust, until all benefits payable to Participants under the Plan (or their beneficiaries) have been paid in accordance with the applicable Plan and all assets have been distributed by the Trustee and/or by SCANA under the Trust and the Plan. Notwithstanding any other provisions of this Trust, the Trust shall terminate one day prior to the expiration of the period of twenty-one (21) years after the death of the last to die of directors of SCANA who are Participants in the Plan on the day and year first above written.

         (b) Upon termination of this Trust, the Trustee shall continue to have such of the powers provided in this Trust as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. Upon termination of this Trust, any assets remaining in the Trust shall be returned to SCANA.

Article 8.  Liability and Indemnification

         8.1 Liabilities Mutually Exclusive. To the extent permitted by law, SCANA, the Trustee, the Administration Committee, and each member thereof and each Investment Manager shall be responsible only for its or their own acts or omissions.

         8.2 Indemnification. SCANA hereby agrees to indemnify and hold harmless the Trustee from and against any losses, damages, liabilities, claims, costs, or expenses (including reasonable attorneys' fees) which the Trustee may incur by reason of the negligence or willful misconduct of SCANA or the Administration Committee. In making any distributions and taking any other action hereunder, the Trustee may rely upon and shall be fully protected in relying upon, any notice, certificate, or other paper or written document provided by SCANA or the Administration Committee and reasonably believed to be genuine.

         8.3 Trustee's Actions Conclusive. Except as otherwise provided by law, the Trustee's exercise or nonexercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee, except to the extent such person is acting as an Investment Manager with respect to such money or property. The certificate of the Trustee that it is acting in accordance with this Trust will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any court of competent jurisdiction.

         8.4 Litigation. Any final judgment that is not appealed or appealable and which may be entered in any action or proceeding regarding this Trust shall be binding and conclusive on the parties hereto and all persons having or claiming to have an interest in the Trust.

Article 9.  Change in Control Definitions

         (a) "Change in Control" of SCANA means a change in control of SCANA of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not SCANA is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of SCANA;

                    (ii) During  any  period of two (2)  consecutive  years (not including  any  period  prior to the  execution  of the
                         Plan) there shall cease to be a majority of SCANA's Board of Directors comprised as follows: individuals who at the beginning of such period constitute SCANA's Board of Directors and any new director(s) whose election by SCANA's Board of Directors or nomination for election by SCANA's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of SCANA's voting shares of capital stock; or

                    (iv) The   shareholders   of  SCANA   approve  a  merger  or
                         consolidation of SCANA with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of SCANA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of SCANA or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of SCANA approve a plan of complete liquidation of SCANA or an agreement for the sale or disposition by SCANA of all or substantially all of SCANA's assets.

         (b) "Potential Change in Control" means and includes the event of any one or more of the following occurrences:

                  (i) SCANA enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of SCANA;

                  (ii) Any person including SCANA publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change of Control of SCANA;

                  (iii) Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of SCANA (or corporation owned, directly or indirectly; by the stockholders of SCANA in substantially the same proportions as their ownership of stock of SCANA), becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act), directly or indirectly, of securities of SCANA representing eight and one-half percent (8.5%) or more of the combined voting power of SCANA's then outstanding securities;

                  (iv) The filing of an application by a third party with the SEC under Section 9(a)(2) of the 1935 Act for authorization to acquire shares as to hold, own or control, directly or indirectly, five percent (5%) or more of the voting stock of SCANA; or

                  (v) SCANA's Board of Directors adopts a resolution to the effect that for purposes of this Trust and affected benefit plans, a Potential Change in Control of SCANA has occurred.

Article 10.  Miscellaneous

         10.1 Severability. Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         10.2 Governing Law. This Trust shall be governed by and construed in accordance with the laws of the state of South Carolina, to the extent not preempted by federal or foreign law.

         10.3 Evidence. Evidence required of anyone under this Trust shall be signed, made, or presented by the proper party or parties and may be by certificate, affidavit, document, or other writing which the person acting on it considers pertinent and reliable.

         10.4 Wavier of Notice. Any notice required under this Trust may be waived by the person entitled to such notice.

         10.5 Counterparts. This Trust and any amendment hereto may be executed in two or more counterparts, any one of which will be an original without reference to the others.

         10.6 Gender and Number. Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine; the singular shall include the plural, and the plural shall include the singular.

         10.7 Scope of this Trust. The Plan and this Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon SCANA, the Administration Committee, the Trustee, and any Investment Managers, and their successors and assigns.

         10.8 Statutory References. Any references in this Trust to a section of the Internal Revenue Code shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

         10.9 Merger of Trustee. If the Trustee at any time acting hereunder shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, state or federal, or shall be in any manner reorganized or reincorporated, then the corporation resulting therefrom, or the corporation to which such sale or transfer shall be made, shall be deemed to be the Trustee then acting hereunder.

         10.10 Headings. The heading contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or described the scope or intent of the Trust or underlying Plan and in no way shall affect the Trust or underlying Plan or the construction of any provision thereof.

Article 11.  Effective Date

         The effective date of this Trust is January 1, 2001.

         IN WITNESS WHEREOF, SCANA and the Trustee have caused this Trust to be executed on their behalf and their respective seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, as of the day and year first above written.



ATTEST:
                                                     SCANA Corporation

         [SEAL]



Secretary


                                                     Its (TITLE)


                                                     TRUSTEE

         [SEAL]



Secretary


                                                     Its (TITLE)